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                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74242) pertaining to the financial statements of the Acuity Brands, Inc. 401(k) Plan for Corporate Employees (formerly National Service Industries Retirement and 401(k) Plan), Zep Manufacturing Company 401(k) Plan (formerly ZEP Manufacturing Company Profit Sharing/401(k) Retirement Plan), Enforcer Products 401(k) Plan, Selig Chemical Industries Retirement Plan, Acuity Lighting Group, Inc. Profit Sharing and Retirement Plan for Salaried Employees (formerly Lithonia Lighting Profit Sharing and Retirement Plan for Salaried Employees), Lithonia Lighting 401(k) Plan for Hourly Employees, Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan for Hourly Employees, and Holophane Division of Lithonia Lighting Group Retirement and 401(k) Plan for Hourly Employees Covered by a Collective Bargaining Agreement of Acuity Brands, Inc. (collectively the "Plans") of our report dated June 17, 2002, with respect to the financial statements of the Plans included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


/s/ Ernst & Young LLP

Atlanta, Georgia
June 27, 2002